Exhibit 21
DEARBORN BANCORP, INC.
FORM 10-K (continued)
Subsidiaries of the Registrant
The subsidiaries of the Registrant and the Registrant’s ownership percentage is listed below:
Dearborn Bancorp, Inc. (the Registrant), Dearborn MI
     owns 100% of Dearborn Bancorp Trust I, Dearborn MI
     and
     owns 100% of
     Fidelity Bank, Dearborn MI
          owns 100% of
          Community Bank Audit Services, Inc., Dearborn MI
          and
          Community Bank Insurance Agency, Inc., Dearborn MI
               owns 8.75% of
               Michigan Bankers Title of East Michigan, LLC, Lansing MI